EXHIBIT 12


                    MERRILL LYNCH PREFERRED CAPITAL TRUST II
                    MERRILL LYNCH PREFERRED FUNDING II, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                   (UNAUDITED)


                                  FOR THE THREE MONTHS ENDED SEPTEMBER 26, 1997
                                ------------------------------------------------
                                MERRILL LYNCH PREFERRED  MERRILL LYNCH PREFERRED
                                    CAPITAL TRUST II         FUNDING II, L.P.
                                -----------------------  -----------------------

Earnings                               $ 6,185,568            $ 7,254,755
                                       ===========            ===========



Fixed charges                          $      --              $      --

Preferred securities distribution
  requirements                           6,000,000              6,185,568
                                       -----------            -----------

Total combined fixed charges and
  preferred securities distributions   $ 6,000,000            $ 6,185,568
                                       ===========            ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                    1.03                   1.17


                           FOR THE PERIOD FEBRUARY 6, 1997 TO SEPTEMBER 26, 1997
                           -----------------------------------------------------
                                MERRILL LYNCH PREFERRED  MERRILL LYNCH PREFERRED
                                    CAPITAL TRUST II         FUNDING II, L.P.
                                -----------------------  -----------------------

Earnings                               $16,082,477            $18,857,048
                                       ===========            ===========



Fixed charges                          $      --              $      --

Preferred securities distribution
  requirements                          15,600,000             16,082,477
                                       -----------            -----------

Total combined fixed charges and
  preferred securities distributions   $15,600,000            $16,082,477
                                       ===========            ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                    1.03                   1.17